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                Consent of Independent Accountants



We hereby  consent to the  incorporation  by  reference  in this  Post-Effective
Amendment No. 1 to Registration Statement on Form S-3 (No. 333-01717) of Consolidated Edison, Inc. of our report dated March 13, 1997, appearing on page 49 of the Consolidated Edison Company of New York, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.


Price Waterhouse LLP
New York, New York
January 2, 1998